Exhibit 10.131

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER. THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR ARE OFFERED, SOLD, OR TRANSFERRED IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

EIGHT PERCENT CONVERTIBLE DEBENTURE

$	, 2003

FOR VALUE RECEIVED, ENERGYTEC, INC., a Nevada corporation (the “Company”), promises to pay to the order of                              (the “Holder”), at                                 , or such other place as the Holder may designate from time to time by notice to the Company, in coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts, the principal sum of                              Thousand and No/100’s Dollars ($                    ).

1. Maturity, Interest Rate. All principal shall be due and payable on the earlier of (i) the fifth anniversary of the date of this Debenture, or (ii) any Event of Default (as defined below). This Debenture shall bear interest at a rate of 8% per annum. Interest on the Debenture shall be payable in arrears on or before the 15th day of each month following the date of this Debenture (a “Interest Payment Date”) with respect to interest accrued during the full calendar month ended immediately preceding each Interest Payment Date. If during the six month period ending December 31, 2003 or in any six-month period ending June 30 or December 31 thereafter during the term of this Debenture (each a “Measurement Period”) the average price per mcf of gas received by the Company for its natural gas production during the Measurement Period is not less than $3.47 nor more than $3.96, then on the Interest Payment Date immediately following such Measurement Period the Company shall pay to the Holder additional interest in an amount equal to 0.5% of the principal amount of this Debenture that remains unpaid as of the end of the Measurement Period with respect to which the additional interest payment is made. If during the six month period ending December 31, 2003 or in any six-month period ending June 30 or December 31 thereafter during the term of this Debenture (each a “Measurement Period”) the average price per mcf of gas received by the Company for its natural gas production during the Measurement Period is not less than $3.97, then on the Interest Payment Date immediately following such Measurement Period the Company shall pay to the Holder additional interest in an amount equal to 1.0% of the principal amount of this Debenture that remains unpaid as of the end of the Measurement Period with respect to which the additional interest payment is made.

2. Waiver of Demand. Protest. etc. The Company expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

3. Prepayment. Following the third anniversary of the date of this Debenture, the Company may, at its election, prepay this Debenture in whole or in part (which will include the payment of all accrued interest through the date of payment) at any time upon not less than 60 days nor more than 90 days advance written notice from the Company to the Holder that specifies the principal amount of the Debenture to be prepaid and the date of payment. Holder shall have the right to convert all or part of this Debenture into shares of Common Stock pursuant to the provisions hereof at any time on or before the date immediately preceding the payment date specified in the notice from the Company.

4. Default. On the occurrence of any one or more of the events hereinafter enumerated (an “Event of Default”) the entire unpaid balance of the principal and accrued interest shall become immediately due and payable:

(a) Default in the payment when due of any installment of principal or interest on this Debenture, whether as scheduled herein, at maturity, by acceleration, or otherwise;

(b) The Company shall default in the performance of any term or covenant of this Debenture (other than a payment default contemplated by paragraph (a) of this Section 4), and such default remains uncured 30 days following written notice thereof given by the Holder to the Company.

(c) The Company shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization; (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Company; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Company’s business; or

(d) An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Company or an order of any court shall be entered appointing any receiver or trustee of or for Company or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

5. Conversion.

(a) All or any part of the outstanding principal on this Debenture shall be convertible, at the option of the Holder, at any time after the date hereof at the office of the Company into the number of fully paid and non-assessable shares of Common Stock which results from dividing the “Conversion Price” in effect at the time of conversion into the principal so to be converted. The initial Conversion Price shall be $2.00 and shall be subject to adjustment as set forth in subsection 5(c).

(b) Before the Holder shall be entitled to convert this Debenture into shares of Common Stock, such Holder shall surrender this Debenture, accompanied by a proper assignment thereof to the Company or in blank, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same (or a specified portion hereof) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder or to the nominee or nominees of the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid, together with cash in respect of any fraction of a share of Common Stock issuable upon conversion, plus any accrued and unpaid interest and, if applicable, a new Debenture representing the amount of principal not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Debenture and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) The Conversion Price shall be subject to adjustment from time to time as set forth below.

(i) In the event the Company should at any time or from time to time after the date of this Debenture fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(ii) If the number of shares of Common Stock outstanding at time after the date of this Debenture is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Debenture shall be decreased in proportion to such decrease in outstanding shares.

(d) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this Section 5), provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Debenture the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Debenture) shall be applicable after that event as nearly equivalently as may be practicable.

(e) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of a Debenture. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of a Debenture, the Company shall pay to the Holder a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Conversion Price then in effect. The determination as to whether or not any fractional shares are issuable shall be based upon the total principal amount of Debentures being converted at any one time by any holder thereof, not upon each Debenture being converted.

(f) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least twenty (20) days prior to the date specified thereto, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the outstanding principal amount of this Debenture and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Debenture, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as shall be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these provisions.

(h) Any notice required by the provisions of this Section 5 to be given to the Holder shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to the Holder of record at his address appearing on the books of the Company.

6. Governing Law. THE COMPANY AND THE HOLDER AGREE THAT THIS DEBENTURE AND THE LEGAL RELATIONS BETWEEN THE COMPANY AND

HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

7. Attorney’s Fees. If this Debenture is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Company agrees to pay reasonable attorney’s fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

8. Status of Debenture. This Debenture is a general unsecured obligation of the Company, and by the acceptance hereof the Holder covenants and agrees that payment of principal or interest on this Debenture is subordinate to the payment of all indebtedness of the Company now or hereafter owing to any secured creditor of the Company regardless of the adequacy of the collateral pledged or assigned by the Company to any such secured creditor.

MADE the day and year first-above written.

ENERGYTEC, INC.

By:
Name:	Frank W. Cole
Title:	President

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